UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 23, 2010, we entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, relating to the sale of 3.35% convertible senior subordinated notes due 2015, or 2015 Notes, in the aggregate principal amount of $375,000,000.  Under the terms of the underwriting agreement, we have granted Merrill Lynch an option, exercisable for 30 days, to purchase up to an additional $25,000,000 in principal amount of the 2015 Notes.

The underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.  The offering was made by means of prospectus, a copy of which can be obtained from Merrill Lynch. The prospectus consists of a prospectus supplement dated September 23, 2010 and an accompanying prospectus dated February 19, 2010, each of which has been filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

1.1	Underwriting Agreement, dated September 23, 2010, by and between Vertex Pharmaceuticals Incorporated and Merrill, Lynch, Pierce, Fenner & Smith Incorporated.

12.1	Statement regarding the Computation of Ratio of Earnings to Fixed Charges.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: September 23, 2010	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel